Exhibit 99.1

PRELIMINARY COPY-SUBJECT TO COMPLETION EAGLE BULK SHIPPING INC. 300 FIRST STAMFORD PLACE 5TH FLOORSTAMFORD, CT 06902 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/[TBD] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we Edgewood, NY 11717. V28563-[TBD] EAGLE BULK SHIPPING INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4: For Against Abstain 1. The Merger Proposal. To approve and authorize the Agreement and Plan of Merger, dated as of December 11, 2023 (the “merger agreement”), by and among Star Bulk Carriers Corp. (“Star Bulk”), Star Infinity Corp. (the “Merger Sub”), and Eagle Bulk Shipping Inc. (“Eagle”), and the merger of !!!Merger Sub with and into Eagle, with Eagle being the surviving corporation in the merger and a wholly owned subsidiary of Star Bulk (the “merger”) (the “merger proposal”). 2.The Convertible Note Share Issuance Proposal. To approve the issuance of shares of common stock issuable upon the potential future conversion of Eagle’s 5.00% Convertible Senior Notes due 2024 in excess of the conversion share cap set forth in the Indenture, dated as of July 29, 2019 between !!!Eagle and Deutsche Bank Trust Company Americas (the “convertible note share issuance proposal”). 3. The Advisory Compensation Proposal. To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become !!!payable to Eagle’s named executive officers in connection with the merger contemplated by the merger agreement. 4. The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional !!!proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or the convertible note share issuance proposal. NOTE: If you receive more than one proxy card, please vote with respect to each card you receive. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V28564-[TBD] EAGLE BULK SHIPPING INC. Special Meeting of Shareholders [TBD], 2024 [TBD]. EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Gary Vogel and Constantine Tsoutsoplides, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on [TBD], 2024, at the Special Meeting of Shareholders to be held online via webcast atwww.virtualshareholdermeeting.com/[TBD], at [TBD], EDT, on [TBD], [TBD], 2024, or at any adjournment or postponement thereof. This proxy may be revoked at any time before it is exercised. This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted “FOR” Proposals 1, 2, 3 and 4. If any other matter is properly presented at the Special Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies. Continued and to be signed on reverse side